Exhibit 10.2
NORTHERN TRUST CORPORATION
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of October 18, 2021)

INTRODUCTION

The Northern Trust Corporation Deferred Compensation Plan (the “Plan”) was established by Northern Trust Corporation, a Delaware corporation (the “Corporation”) effective as of May 1, 1998. The primary purpose of the Plan is to provide a select group of management or highly compensated employees of the Corporation (and its subsidiaries and affiliates) with the opportunity to voluntarily defer all or a portion of their Incentive Compensation (as defined in Article I below). The Plan is also intended to provide Participants in the Plan with the ability to save on a tax-deferred basis. The Plan was most recently amended and restated effective as of November 1, 2017. The Corporation now hereby amends and restates the Plan, generally effective October 18, 2021, with respect to amounts attributable to services performed in 2022 and years thereafter, except as otherwise indicated (with such other effective dates as are noted herein) to make certain design changes and to update the Plan for changes in the regulations under Code Section 409A.

ARTICLE I
DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1    “Assigned Base Salary” means the regular annual base wage rate of the Participant, excluding overtime wages or wages related to shift differential.

1.2    “Beneficiary” means any person eligible to receive a death benefit under the respective Incentive Compensation Plan as designated by the Participant or otherwise provided under such Incentive Compensation Plan, in the event of the death of the Participant.

1.3    “Board” means the Board of Directors of the Corporation.

1.4    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

    (a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below;

    (b)    the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board for purposes of this section; or

    (c)    there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

    (d)    there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

    Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

    For purposes of this Section 1.4 the following definitions shall apply:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation. “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Corporation owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

1.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.6    “Committee” means the Employee Benefit Administrative Committee, which has the responsibility for administering various benefit plans of the Company, as constituted from time to time.

1.7    “Company” means The Northern Trust Company, an Illinois banking corporation; the Corporation; and such U.S. Related Companies as shall, with the consent of the Board, adopt the Plan.

1.8    “Corporation” means Northern Trust Corporation, a Delaware corporation, and, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or a transfer or sale of substantially all of the assets of the Corporation.

1.9    “Deferred Compensation Account” means an individual bookkeeping account for each Participant established hereunder.

1.10    “Early Retirement Age” means the Participant’s age upon the date the Participant has both attained at least age 55 and earned 15 or more years of “Credited Service” as defined under the Pension Plan, provided, however, that in the case of amounts credited to a Participant’s Deferred Compensation Account that are attributable to services performed prior to 2018, “Early Retirement Age” shall have the meaning assigned to it under the Plan as in effect prior to November 1, 2017.

1.11    “Effective Date” means October 18, 2021, for the amended and restated Plan. The original effective date of the Plan was May 1, 1998.

1.12    “409A Amount” means the portion of the Deferred Compensation Account of a Participant that consists of amounts deferred in taxable years beginning after December 31, 2004, and earnings on such amounts, as determined in accordance with Code Section 409A and applicable regulations and other guidance promulgated thereunder. The portion, if any, of a Participant’s Deferred Compensation Account that consists of amounts deferred on or before December 31, 2004, and earnings on such amounts, is referred to herein as the Participant’s “Grandfathered Amount.” An amount is considered deferred on or before December 31, 2004, if on or before that date the Participant had a legally binding right to be paid the amount, and the right to the amount was earned and vested. “409A Amount attributable to services performed prior to 2018” means all amounts credited to a Participant’s Deferred Compensation Account that are attributable to services performed prior to 2018, excluding any Grandfathered Amounts.

1.13    “Incentive Compensation” means cash compensation earned pursuant to the Incentive Compensation Plans.

1.14    “Incentive Compensation Plans” means the Partners Incentive Plan, the Management Performance Plan and/or any other bonus program defined by the Company to be included.

1.15    “Initial Plan Year” means the eight-consecutive-month period commencing on the original effective date and ending on December 31, 1998.

1.16    “Investment Committee” means the Employee Benefit Investment Committee of the Company, as constituted from time to time, which has the investment responsibilities specifically assigned to it under Article IV.

1.17    “Key Employee” means a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i). The Company’s Key Employees shall be identified annually pursuant to Section 5.7.

1.18    “Normal Retirement Age” means age 65, provided that in the case of an individual who commences participation in the Pension Plan after his sixtieth (60th) birthday, the individual’s “Normal Retirement Age” shall mean his age on the earlier of (i) the fifth (5th) anniversary of the date the individual commenced participation in the Pension Plan, or (ii) the date the individual completes five (5) years of “Vesting Service,” as defined under the Pension Plan.

1.19    “Participant” means an employee of the Company (a) who resides in the United States or is a United States expatriate on temporary foreign assignment, (b) who is eligible to participate in the Plan in accordance with Article II and (c) who has a Deferred Compensation Account under the Plan; provided, that the following shall not be considered Participants: (i) an employee employed by any office or branch of the

Company located in a foreign country who, as to the United States, is a nonresident alien, and (ii) an employee who (A) as to the United States, is a foreign national, (B) is working for the Company at a location located in the United States, and (C) is covered by a retirement plan sponsored by a non-U.S. affiliate of the Corporation in the country in which that affiliate is located.

1.20    “Pension Plan” means The Northern Trust Company Pension Plan, as amended from time to time.

1.21    “Plan” means the Northern Trust Corporation Deferred Compensation Plan, as amended from time to time.

1.22    “Plan Year” means the calendar year.

1.23    “Postponed Retirement Age” means the Participant’s age after Normal Retirement Age when such Participant incurs a Break in Service.

1.24    “Related Company” means any person with whom the Company is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Company would be considered a single employer under Code Section 414(c), substituting 50% for the 80% standard that would otherwise apply.

1.25    “Retirement Deferral” means the category of deferral described in Section 5.1(a).

1.26    “Retirement Date” means the date, if any, of the Participant’s Separation from Service after reaching the Participant’s Normal, Early or Postponed Retirement Age.

1.27    “Retirement Distribution Date” means the last business day of the 12th month following the month in which the Participant’s Retirement Date occurs.

1.28    “Separation from Service” means a Participant’s termination of employment with the Company for any reason other than death. A termination of employment will be deemed to occur when the Company and the Participant reasonably anticipate that the level of bona fide services the Participant will perform for the Company (whether as an employee or an independent contractor, but not as a director) after a certain date will permanently decrease to less than 50 percent of the average level of bona fide services performed by the Participant for the Company (as an employee or independent contractor, but not as a director) in the immediately preceding 36 months (or the full period of the Participant’s services to the Company if the Participant has been providing services to the Company for less than 36 months), determined in accordance with Treas. Reg. Sec. 1.409A-1(h). The employment relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. Sec. 1.409A-1(h)), but (a) only if there is a reasonable expectation that the Participant will return to active employment status, and (b) only to the extent that such leave of absence does not exceed 6 months, or, if longer, for so long as the Participant has a statutory or contractual right to reemployment. For purposes of this Section 1.28, references to the Company shall include the Company and all Related Companies.

1.29    Short-Term Deferral means the category of deferral described in Section 5.1(b).

1.30    “Short-Term Distribution Date” means the last business day of January of any Plan Year as provided under Section 5.1 of the Plan and as irrevocably set forth in each of the Participant’s Short-Term Deferral election forms.

ARTICLE II
ELIGIBILITY

2.1    Conditions for Deferrals for 1998 and 1999 Incentive Compensation Payments. For Incentive Compensation which otherwise would be paid during the 1998 or 1999 Plan Years, an employee of the Company who participates in an Incentive Compensation Plan and (i) whose Assigned Base Salary, determined as of April 1, 1998, is at least $100,000, or (ii) whose Assigned Base Salary determined as of April 1, 1998 plus Incentive Compensation paid under the Incentive Compensation Plans during the period commencing on April 1, 1997 and ending on March 31, 1998 is at least $150,000, shall be eligible to defer Incentive Compensation under the Plan.

2.2    Conditions for Deferrals for 2000 through 2022. For Plan Years beginning after 1999 and prior to 2021, the Plan required that the Participant’s Assigned Base Salary or Assigned Based Salary plus Incentive Compensation meet certain dollar thresholds described in the Plan (or such other amount as the Committee determined). For Incentive Compensation attributable to services performed in the 2021 or 2021 Plan Years, an employee of the Company who participates in an Incentive Compensation Plan for each such year and whose Assigned Base Salary, determined as of November 15, 2020, was at least $200,000 was eligible to defer Incentive Compensation under the Plan for 2021. For Incentive Compensation attributable to services performed in the 2022 Plan Year, an employee of the Company who participates in an Incentive Compensation plan for such year and whose Assigned Base Salary, determined as of November 15, 2021 is at least $200,000 shall be eligible to defer Incentive Compensation under the Plan for 2022.

2.3    Conditions for Deferrals in Subsequent Plan Years. For Incentive Compensation attributable to services performed in the 2023 Plan Year and each subsequent Plan Year, an employee of the Company who participates in an Incentive Compensation Plan for such year and whose Assigned Base Salary, determined as of November 15 immediately preceding such year, is at least equal to an amount as the Committee, or its delegate, shall from time to time determine, shall be eligible to defer Incentive Compensation under the Plan for such year.

ARTICLE III
DEFERRAL OPPORTUNITY

3.1    Amount Which May Be Deferred. Each Participant may elect to defer all or a portion of his or her annual Incentive Compensation as determined by the Committee; provided, however, the amount of each deferral for each payment of Incentive Compensation shall be at least $2,500. Participants shall always be one hundred percent (100%) vested in the amount they defer.

3.2    Deferral Election. Participants shall make the election to defer Incentive Compensation under the Plan on a Deferral Election Form within such dates as the Committee from time to time establishes; provided, that any such election must be made on or before December 31 of the Participant’s taxable year preceding the taxable year in which the Participant performs the services that give rise to the Incentive Compensation to be deferred. Participants shall make the following determinations on each Deferral Election Form, which determinations shall become irrevocable on December 31 of the Plan Year in which the election is made (or such earlier date in that Plan Year as the Committee may determine):

    (a)    the amount to be deferred with respect to the Participant’s Incentive Compensation to which the election applies pursuant to the terms of Sections 3.1 and 3.2 herein;

    (b)    with respect to the automatic Retirement Deferral election described in Section 5.1(a), the date as of which payments are to commence in accordance with Section 5.1(a) and the form in which such benefits are to be paid in accordance with Section 5.2, subject to the terms and conditions of Article V; and

    (c)    if the Participant is making an optional Short-Term Deferral election described in Section 5.1(b), the Short-Term Distribution Date on which such Short-Term Deferral is to be paid in accordance with and subject to the terms and conditions of Article V.

3.3    Partial Year Employment and Initial Election. An employee who commences employment with the Company after the beginning of a Plan Year shall not be permitted to make an election to defer Incentive Compensation attributable to services performed in such Plan Year. Further, an employee who commences employment with the Company after November 15 of any Plan Year (or such other date as the Company may determine in its sole discretion) shall not be eligible under Sections 2.2 or 2.3 to defer Incentive Compensation attributable to services performed in the subsequent Plan Year.

3.4    Disability or Other Absence. Subject to Section 5.1(d), if the Participant experiences a disability, all previous Deferral Elections will remain in force unless the Committee, in its sole discretion, determines that the Participant has incurred an unforeseeable emergency pursuant to Section 5.3 of the Plan, in which case it will waive, upon the Participant’s request, such election(s). Subject to the foregoing, if the Participant takes a paid or unpaid leave of absence, all previous Deferral Elections will remain in full force.

ARTICLE IV
INVESTMENT OF DEFERRED INCENTIVE COMPENSATION

4.1     Investment Options/Earnings Credited to Participant Accounts. The Deferred Compensation Account of each Participant shall be a notional account. All amounts credited to such accounts shall be bookkeeping entries only. The Investment Committee may permit Participants to select among certain investment alternatives designated by the Investment Committee, and amounts credited to Participant Deferred Compensation Accounts shall be treated as if they were invested in such investment alternatives and shall be credited with earnings based on the performance of such investment alternatives.

4.2    A Participant may transfer amounts credited to the Participant’s Deferred Compensation Account among the investment alternatives specified by the Investment Committee in accordance with such rules and requirements as established by the Investment Committee on a uniform and nondiscriminatory basis. Transfers among investment alternatives shall generally be made effective on the business day following the business day a transfer election is filed, subject to the Investment Committee’s discretion to suspend transfers in the event of market disruption or such other factor that the Investment Committee deems relevant.

4.3    Participant Statements. Statements that identify the Participant’s Deferred Compensation Account balance shall be provided, or made available, to Participants no less frequently than annually.

4.4    Notwithstanding anything in the Plan to the contrary, for a period of two years after the date of an occurrence of a Change in Control, neither the Investment Committee, nor the Company or Corporation or any successor of any of the foregoing, shall eliminate any of the investment alternatives and elections that were in effect immediately prior to the Change in Control and shall not decrease the frequency with which Participants may change investment elections. Notwithstanding the foregoing, in the event that an investment alternative is discontinued by its sponsor and therefore becomes unavailable to Participants, the Investment Committee or its successor shall provide a substitute alternative with substantially similar investment objectives and policies.

4.5    Valuation of Deferred Compensation Accounts. Participants’ Deferred Compensation Accounts shall be valued as of each business day.

ARTICLE V
DISTRIBUTIONS AND LIMITS ON DISTRIBUTIONS

5.1    Deferral Period. Pursuant to Section 3.2, each Participant shall irrevocably elect the Deferral Period for the Incentive Compensation payments deferred in any Plan Year, as described below:

    (a)    Automatic Retirement Deferral Election. Subject to Section 5.1(b), each Participant shall be deemed to irrevocably elect, with respect to the Incentive Compensation payments deferred in any Plan Year under Section 3.2, a Retirement Deferral, pursuant to which payments under the Plan shall commence, provided that the Participant incurs a Retirement Date and subject to Section 5.6, (i) either (A) within sixty (60) days of the Participant’s Retirement Date, or (B) on the Retirement Distribution Date, and (ii) in the form elected by the Participant in accordance with Section 5.2 of the Plan, each as elected by the Participant in accordance with Section 3.2 (provided, however, that payments must commence in accordance with clause (i)(B) of this Section 5.1(a) if the Participant elects to receive payment in the form provided under Section 5.2(b)). Any election by the Participant to defer Incentive Compensation under Section 3.2 and this Section 5.1 shall not be effective unless the Participant completes the elections described in clauses (i) and (ii) of this Section 5.1(a).

    (b)    Optional Short-Term Deferral Election. In addition to the automatic Retirement Deferral election described in Section 5.1(a), each Participant may also irrevocably elect, with respect to the Incentive Compensation payments deferred in any Plan Year, a Short-Term Deferral, pursuant to which payments under the Plan shall commence only in the form provided under Section 5.2(a) of this Plan on any Short-Term Distribution Date elected by the Participant, provided that such Short-Term Distribution Date shall be no earlier than the Short-Term Distribution Date that is subsequent to three (3) Plan Years following the end of the Plan Year in which the Incentive Compensation would have otherwise been paid to the Participant,1 and provided that such Short-Term Distribution Date occurs prior to the Participant’s Separation from Service. In all events, if a Participant’s Separation from Service occurs prior to the Participant’s Short-Term Distribution Date, the Participant’s Incentive Compensation will be distributed in accordance with Section 5.1(a) or Section 5.1(d), as applicable.
1 Example: Incentive Compensation earned with respect to services performed in 2018 would normally be paid in February of 2019. A Short Term Deferral with respect to this amount would have to be filed by December 31, 2017, and would have to defer receipt until the Distribution Date in February 2023 as that is the Distribution Date that is subsequent to the three Plan Year (2020, 2021 and 2022) following the Plan Year in which the Incentive Compensation would be paid.

    (c)    Notwithstanding anything in the Plan to the contrary, Incentive Compensation paid after a Participant’s Retirement Date, other Separation from Service or death, is not eligible for deferral and will not be deferred, regardless of the Participant’s prior Deferral Election.

    (d)    Notwithstanding any Deferral Period(s) elected by a Participant pursuant to Section 3.2(b) or 3.2(c), as applicable, and this Section 5.1, and subject to Section 5.6, if a Participant has a Separation from Service prior to Early Retirement Age and prior to the Short-Term Distribution Date, if any, elected by the Participant in accordance with Section 5.1(b),

        (i)    such Participant shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such Separation from Service; or

        (ii)    (A)    with respect to a Participant’s 409A Amount, if the Participant has been on disability leave for a period of six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, such Participant’s 409A Amount shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such six (6) month disability period has elapsed; and

            (B)    with respect to a Participant’s Grandfathered Amount, if any, if the Participant has been on disability leave for a period of twelve (12) months, such Participant’s Grandfathered Amount shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such twelve (12) month disability period has elapsed.

    For purposes of this Section 5.1(d), the amount distributed shall be an amount equal to the value of the Participant’s Deferred Compensation Account on the last business day of the month preceding the date of payment.

5.2    Payment of Deferred Amounts. Subject to Section 5.6(d), payment of a Participant’s Deferred Compensation Account under the Plan shall be made in cash in one of the following forms irrevocably elected by the Participant pursuant to Sections 3.2(b) and 5.1:

    (a)    Lump Sum Payment. Payments shall be made in one (1) lump sum in an amount equal to the value of the Participant’s Deferred Compensation Account (i) in the case of payment pursuant to an election made under Sections 3.2(b) and

5.1(a)(i)(A), on the last business day of the month preceding the date of payment; (ii) in the case of payment pursuant to an election to commence payment under Sections 3.2(b) and 5.1(a)(i)(B) in the form of a lump sum, on the Retirement Distribution Date; and (iii) in the case of payment pursuant to an election made under Section 5.1(b) on the Short-Term Distribution Date.

    (b)    Installment Payments. Payments shall be made in either five (5) or ten (10) annual installments, as irrevocably elected by the Participant. Subject to Section 5.6, the initial payment shall be made on the Retirement Distribution Date. The remaining installment payments shall be made in the form of cash each year thereafter on the anniversary date of the Retirement Distribution Date (notwithstanding any delay of an initial payment due to the application of Section 5.6), until the Participant’s entire Deferred Compensation Account has been paid. The amount of each installment payment shall be equal to value of the Participant’s Deferred Compensation Account on the Retirement Distribution Date or anniversary date thereof. as applicable (or if that day is not a business day, then on the immediately preceding business day), multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

    For purposes of this Plan, an amount shall be deemed distributed on the Short-Term Distribution Date, Retirement Distribution Date or the anniversary of a Retirement Distribution Date, as applicable, if it is distributed no later than the last day of the calendar year in which such applicable date occurs or, if later, by the 15th day of the third calendar month after such applicable date occurs, subject to and in accordance with the provisions of Treasury Regulation section 1.409A-3(d), including without limitation the requirement that the employee shall in no event have the right directly or indirectly to designate the taxable year of payment.

5.3    Unforeseeable Emergency. The Committee shall have the sole authority to alter the timing or manner of payment of amounts from a Participant’s Deferred Compensation Account in the event that the Participant establishes, to the satisfaction of the Committee that the Participant has experienced an unforeseeable emergency, as defined in Treas. Reg. Sec. 1.409A-3(i)(3)(i). In such event, the Committee may, upon the request of the Participant:

    (a)    Provide that all or a portion of the amount previously deferred by the Participant immediately shall be paid to the Participant in a lump sum payment; or

    (b)     Provide that all or a portion of the installments payable over a period of time immediately shall be paid to the Participant in a lump sum payment.

    However, the amount distributed pursuant to this Section 5.3 shall not exceed the amount that is reasonably necessary for the Participant to satisfy the emergency need at the time of distribution, as determined by the Committee in its sole discretion. In determining the amount reasonably necessary to satisfy a Participant’s emergency need, the Committee must take into account any additional compensation that is available to the Participant if the Committee has waived the Participant’s previous Deferral Elections upon the Participant’s request pursuant to Section 3.4.

    The Committee shall determine whether the Participant has experienced an unforeseeable emergency based on the relevant facts and circumstances. An unforeseeable emergency will be deemed to exist in the event of an illness or accident of the Participant or the Participant’s dependent (as defined in Section 152(a) of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty, or other similar unforeseeable and extraordinary circumstances arising as a result of events beyond the control of the Participant. The Committee’s decision with respect to whether the Participant has experienced an unforeseeable emergency and the manner in which, if at all, the payment of deferred amounts shall be altered or modified, shall be final, conclusive, and not subject to appeal.

    Notwithstanding anything in this Section 5.3 to the contrary, no amounts may be distributed on account of this Section 5.3 if such unforeseeable emergency may be relieved:

    (i)    Through reimbursement or compensation by insurance or otherwise;

    (ii)    By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

    (iii)    By cessation of deferrals under the Plan.

5.4    Maximum Deductible Amount. An amount that would otherwise be paid from the Deferred Compensation Account of a Participant in a given Plan Year may be delayed to the extent that the Company reasonably anticipates that if the payment were made as scheduled the Company’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m). Subject to the first sentence of Section 5.5, amounts not paid as a result of the above limitation shall be paid in the earlier of (a) the Company’s first taxable year in which the Company reasonably anticipates that if the payment is made during such year the deduction of such payment will not be barred by application of Section 162(m), or (b) the period beginning with the date of the Participant’s Separation from Service or death, and ending on the later of (i) the last day of the taxable year of the Company in which the Participant incurs a Separation from Service or dies, or (ii) the 15th day of the third month following the Participant’s Separation from Service or death.

5.5    Death of Participant. A Participant, who at the time of his death is employed by the Company or any Related Company and who dies before a complete distribution of his

Deferred Compensation Account has been made to him, or who has a Separation from Service and subsequently dies before a complete distribution of his Deferred Compensation Account has been paid to him, shall have his remaining Deferred Compensation Account distributed in cash in one (1) lump sum to his Beneficiary. Such distribution shall be made any time during the period beginning on the date of death and ending on December 31 of the first calendar year following the calendar year in which the Participant’s death occurs.

5.6    Limits on Distributions to Key Employees. Anything in the Plan to the contrary notwithstanding, including without limitation Section 5.3, if a Participant is a Key Employee, any distribution of a 409A Amount to such Participant due to the Participant’s Separation from Service that would otherwise be made during the six months following such Separation from Service shall in no event be made earlier than the earlier of (i) the date that is six months and one day following such Separation from Service, or (ii) the Participant’s death.

5.7    Annual Identification of Key Employees. The Specified Employee Identification Date, as defined in Treas. Reg. Sec. 1.409A-1(i)(3), to be used in determining Key Employees of the Company shall be September 30 of any Plan Year. The January 1 of the Plan Year next following that Plan Year shall be the Specified Employee Effective Date, as defined in Treas. Reg. Sec. 1.409A-1(i)(4), for Participants identified as Key Employees on the immediately preceding Specified Employee Identification Date. Participants identified as Key Employees on a Specified Employee Identification Date (September 30) shall be treated as Key Employees under the Plan for the 12-month period beginning on the Specified Employee Effective Date (January 1) next following such Specified Employee Identification Date.

5.8    Grandfathered Amount. Notwithstanding anything herein to the contrary, a Participant’s Grandfathered Amount, if any, shall be paid at the time and in the form determined under the Plan as in effect October 3, 2004.

5.9    409A Amounts Attributable to Service Prior to 2018. Notwithstanding anything herein to the contrary, a Participant’s 409A amounts attributable to services performed prior to 2018 shall be paid at the time and in the form determined under the Plan as in effect prior to November 1, 2017, which are described in Supplement 2; provided, however that amounts payable on account of the death of Participant shall be paid in accordance with Section 5.5

ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1    Terms Include Authorized Delegates. Where appropriate, the terms “Company,” “Corporation,” “Committee” or “Investment Committee” as used in this Plan shall also include any applicable subcommittee or any duly authorized delegate of the Company, the Corporation, the Committee or the Investment Committee, as the case may be. Such duly authorized delegate may be an individual or an organization within the Company, the Corporation, the Committee or the Investment Committee, or may be an unrelated third party individual or organization.

6.2    Authority of the Committees. The Committee shall administer the Plan and shall have full power to select employees for participation in the Plan and to determine the terms and conditions of each employee’s participation; to construe and interpret the Plan and any agreement or instrument entered into hereunder; and to establish, amend, or waive rules and regulations for the Plan’s administration. Further, the Committee shall have full power to make any other determination which may be necessary or advisable for the Plan’s administration. The Investment Committee shall have those powers set forth in Section 4.1 of the Plan.

6.3    Decisions Binding. Subject to the provisions of Article VII, all determinations and decisions made by the Committee or the Investment Committee pursuant to the provisions of the Plan, and all related orders, resolutions or actions of the Board, the Compensation and Benefits Committee of the Board, the Chief Executive Officer of the Corporation or the Executive Vice President and Chief Human Resources Officer of the Corporation (or the duly authorized designee of either of the latter two individuals) shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE VII
AMENDMENT OR TERMINATION

7.1    Amendment or Termination. The Corporation has set no termination date for the Plan but reserves the right to amend or terminate the Plan when, in the sole discretion of the Corporation, such amendment or termination is advisable.

        (a)    Any such termination shall be made by action of the Compensation and Benefits Committee of the Board (or by action of the Board if the Compensation and Benefits Committee is unavailable or unable to act for any reason) and shall be effective as of the date set forth in such resolution.

        (b)    Any such amendment shall be made in accordance with the following:

            (i)    material amendments to the Plan shall be made by action of the Compensation and Benefits Committee of the Board (or by action of the Board, if the Compensation and Benefits Committee is unavailable or unable to act for any reason); and

            (ii)    (A) non-material or administrative amendments to the Plan or (B) any amendment to the Plan deemed required, authorized or desirable under applicable statutes, regulations or rulings, shall be made by action of either the Chief Executive Officer of the Corporation or the Executive Vice President and Chief Human Resources Officer of the Corporation (or either of their duly authorized designees).

7.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any deferred compensation held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant’s Deferred Compensation Account shall be made to him or his Beneficiary in the manner and at the time described in Article V of the Plan. No additional credits shall be made to the Deferred Compensation Account of a Participant for any Plan Year beginning after the termination of the Plan, but the Company shall continue to credit gains and losses attributable to investments made pursuant to Section 4.1 to such Deferred Compensation Account until the balance of such Account has been fully distributed to the Participant or his Beneficiary.

7.3    Amendments Necessary to Satisfy Code Section 409A. Anything in the preceding Sections 7.1 or 7.2 or elsewhere in the Plan to the contrary notwithstanding:

    (a)    the Plan may be amended in any manner necessary to ensure that the Plan complies in all applicable respects with Code Section 409A; and

    (b)    the Plan may not be amended in any manner that would cause the Plan to fail to comply in any applicable respect with Code Section 409A.

ARTICLE VIII
GENERAL PROVISIONS

8.1    Plan Unfunded/Participant’s Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The Company shall contribute assets to a rabbi trust described in Revenue Procedure 92-64 (the “Trust”) for the purpose of paying benefits under this Plan, and if and to the extent that the Company does so, benefits under the Plan shall be payable pursuant to and in accordance with the Trust Agreement, which shall in all events provide that all assets held thereunder remain subject to the claims of the general creditors of the Company. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company or the Trust by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan and Trust Agreement.

8.2    Tax Withholding. In connection with any deferral under the Plan, the Company shall have the right to withhold from nondeferred Incentive Compensation amounts or other compensation available at the time of the award an amount sufficient to satisfy the FICA tax withholding requirements applicable to such deferrals, or to require the Participant to remit to the Company an amount sufficient to satisfy the tax obligation. In connection with any distribution to the Participant of deferred Incentive Compensation, the Company shall have the right to withhold from such distribution an amount sufficient to satisfy Federal, State, and local tax withholding requirements applicable to such distributions.

8.3    No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

8.4    No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

8.5    Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6    Applicable Law. To the extent not preempted by Federal law, the Plan shall be construed and administered under the laws of the State of Illinois.

8.7    Incompetency. Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Committee receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for their affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to be authorized to care for such person otherwise entitled to payment.

    In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this Section 8.7 shall be a complete discharge of any liability therefor under the Plan.

8.8    Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

8.9    Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address and the current address of his designated Beneficiary. None of the Corporation, the Company or the Committee shall be obligated to search for the whereabouts of any person. If the Committee is unable to locate the Participant or any Beneficiary of the Participant, then none of the Corporation, the Company or the Plan shall have any further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be forfeited; provided, however, that if the Participant or Beneficiary makes a valid claim for any benefit that has been forfeited, the forfeited benefit shall be reinstated.

8.10    Electronic or Telephonic Notices. Any election, notice, direction or other such action required or permitted to be made in writing under the Plan may also be made electronically, telephonically or otherwise, to the extent then permitted by applicable law and the administrative rules prescribed by the Committee.

8.11    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, any member of the Committee or the Investment Committee nor any individual acting as an employee or agent of the Company, the Committee or the Investment Committee shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.12    Gender; Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

8.13    Compliance with Code Section 409A. The Plan is intended to comply in all applicable respects with the requirements of Code Section 409A and shall be construed and administered so as to comply with that Code section.

IN WITNESS WHEREOF, Northern Trust Corporation has caused this amendment and restatement of the Plan to be executed on its behalf by its duly authorized officer this 18th day of October, 2021, effective as of October 18, 2021 (or as of such other dates as are noted herein).

    NORTHERN TRUST CORPORATION

    By: _/s/ Kathryn O’Neill_____________________
    Name:    Kathryn A. O’Neill
    Title:    Senior Vice President, Compensation, Benefits and Global Mobility

SUPPLEMENT #1

Special 2005 Deferral Election Cancellations

This Supplement #1 to the Northern Trust Corporation Deferred Compensation Plan, as amended and restated effective October 18, 2021 (the “Plan”), is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #1.

1.    Effective Date. January 1, 2005.

2.    Application. This Supplement #1 shall apply to:

    (a)    Any Participant who, prior to February 28, 2005, requested the cancellation of the Participant’s previous election to defer all or a portion of the cash award payment of Incentive Compensation scheduled to be made to the Participant on February 28, 2005;

    (b)    Any Participant who previously elected to defer all or a portion of the cash award payment of Incentive Compensation scheduled to be made to the Participant in the Plan Year beginning January 1, 2005 (the “2005 Plan Year”) and whose 2005 Plan Year payment schedule for such Incentive Compensation was changed from annual to quarterly after such deferral election had been made;

        (individually, a “Special Election Cancellation Participant” and, collectively, the “Special Election Cancellation Participants”); and

    (c)    Any Participant who would be considered a “specified employee” as defined in proposed regulation section 1.409A-1(i) issued by the U.S. Treasury Department and the Internal Revenue Service; who terminates employment for any reason on or after the Effective Date of this Supplement #1 and on or before October 31, 2005 (individually, a “2005 Specified Employee Participant” and, collectively, the “2005 Specified Employee Participants”).

3.    Special Provision. The following special provision shall apply to the Special Election Cancellation Participants:

    Special 2005 Deferral Election Cancellation: Pursuant to and in accordance with Notice 2005-1 and proposed regulations under Code section 409A issued by the U.S. Treasury Department and the Internal Revenue Service, each Special Election Cancellation Participant shall have the opportunity to cancel a previous election to defer all or a portion of the cash award payment of Incentive Compensation for the 2005 Plan Year described in Paragraph 2(a) or (b) above, by executing and delivering to the Company a cancellation of the Participant’s previous election to defer, in the form prescribed by the Company, subject to the requirements specified in paragraphs 4 and 6 below. Any amount the deferral of which is cancelled in accordance with this Paragraph 3 shall be distributed no later than December 31, 2005, or the date such amount becomes vested, if later.

4.    Special Election Deadline. To be effective, the election cancellation referred to in Paragraph 3 above must be executed and delivered to the Company by the Special Election Cancellation Participant on or before the date specified by the Company that is after the Effective Date of this Supplement #1, but no later than December 1, 2005.

5.    Special Provision. The following special provision will apply to the 2005 Specified Employee Participants:

    Special 2005 Termination of Participation: Pursuant to and in accordance with Notice 2005-1 and proposed regulations under Code section 409A issued by the U.S. Treasury Department and the Internal Revenue Service, each 2005 Specified Employee Participant shall be considered to have terminated participation in the Plan with respect to any amounts that would otherwise be subject to Code section 409A, effective as of the date such 2005 Specified Employee Participant terminated employment with the Company. Anything in the Plan to the contrary notwithstanding, such amounts shall be distributed in a lump sum distribution to such 2005 Specified Employee Participant no later than December 31, 2005, or the date such amounts become vested, if later.

6.    Limitations on Supplement. Nothing in this Supplement #1 shall be construed to provide any Special Election Cancellation Participant or 2005 Specified Employee Participant with any rights or benefits under the Plan other than those described in Paragraphs 3 through 5, as applicable, above.

SUPPLEMENT #2

Summary of Distribution Provisions
Applicable to a Participant’s 409A Amount attributable to services prior to 2018

The following summarizes and in some cases reproduces the principal provisions applicable to the payment of a Participant’s 409A Amount attributable to services performed prior to 2018, if any. To the extent that there is any conflict between this summary and the terms of the Plan as in effect prior to November 1, 2017, the pre-November 1, 2017 terms of the Plan control. References in the provisions below to a Participant’s “409Amount” refer to the Participant’s 409A Amount attributable to services performed prior to 2018.

1.     “Distribution Date” was defined under the pre-November 1, 2017 Plan as the last business day of February of any Plan Year as provided under Section 5.1 of the Plan and as irrevocably set forth in each of the Participant’s Deferral Election forms.

2.    Deferral Election. Section 3.2 of the Plan provided that Participants “shall make the election to defer Incentive Compensation under the Plan on a Deferral Election Form by such dates as the Committee from time to time establishes; provided, that any such election must be made on or before December 31 of the Participant’s taxable year preceding the taxable year in which the Participant performs the services that give rise to the Incentive Compensation to be deferred. Participants shall make the following determinations on each Deferral Election Form, which determinations shall become irrevocable on December 31 of the Plan Year in which the election is made (or such earlier date in that Plan Year as the Committee may determine):

    (a)    The amount to be deferred with respect to the Participant’s Incentive Compensation paid during the Plan Year for which the election applies, pursuant to the terms of Section 3.1 herein;

    (b)    The deferral period after which payments of deferred amounts commence (the “Deferral Period”), pursuant to the terms of Section 5.1 herein; and

    (c)    The form of the payment of the deferred amount, pursuant to the terms of Section 5.2 herein.

3. Article V described the payment provisions applicable to Retirement Deferrals and Short- Term Deferrals. Under the pre-November 1, 2017 Plan, Retirement Deferrals were not automatic. Sections 5.1 and 5.2 provided:

    “5.1 Deferral Period. Pursuant to Section 3.2, each Participant shall irrevocably elect the Deferral Period for the Incentive Compensation payments deferred in any Plan Year; provided that the Deferral Period elected by a Participant shall be either a Short-Term Deferral (as provided under Section 5.1(a)) or a Retirement Deferral (as provided under Section 5.1(b)).

    (a)    If the Participant elects a Short-Term Deferral, payments under the Plan shall commence only in the form provided under Section 5.2(a) of this Plan on any Distribution Date elected by the Participant; provided that such Distribution Date shall be no earlier than the Distribution Date that is subsequent to three (3) Plan Years following the end of the Plan Year in which the Incentive Compensation would have otherwise been paid to the Participant.

    (b)    Subject to Section 5.6, if the Participant elects a Retirement Deferral, payments under the Plan shall commence following the Participant’s Separation from Service after reaching the Participant’s Normal, Early or Postponed Retirement date, as such dates are defined in the Pension Plan (such Separation from Service in those circumstances referred to as a “Retirement Date”), provided that payments under the Plan shall commence, as elected by the Participant in accordance with Section 3.2, either (i) within sixty (60) days of the Participant’s Retirement Date or (ii) on the Distribution Date immediately following the Plan Year in which the Participant’s Retirement Date occurs (provided that payments must commence under (ii) if the Participant elects to receive the payments in the form provided under Section 5.2(b) of the Plan).

    (c)    Notwithstanding anything in the Plan to the contrary, Incentive Compensation paid after a Participant’s Retirement Date or other Separation from Service is not eligible for deferral and will not be deferred, regardless of the Participant’s prior Deferral Election.

    (d)    Notwithstanding any Deferral Period(s) elected by a Participant pursuant to Section 3.2(b) and this Section 5.1, and subject to Section 5.6, if at any time before the end of the elected Deferral Period,

        (i)    a Participant incurs a Separation from Service, such Participant shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such Separation from Service; or

        (ii)    (A)    with respect to a Participant’s 409A Amount, the Participant has been on disability leave for a period of six (6) months, such Participant’s 409A Amount shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such six (6) month disability period; and

            (B)    with respect to the Participant’s Grandfathered Amount, if any, the Participant has been on disability leave for a period of twelve (12) months, such Participant’s Grandfathered Amount shall be paid out of the Plan in one (1) lump sum in cash within sixty (60) days after such twelve (12) month disability period.

    5.2    Payment of Deferred Amounts. Payment of a Participant’s Deferred Compensation Account under the Plan shall be made in cash in one of the following forms irrevocably elected by the Participant pursuant to Sections 3.2(b) and 5.1:

    (a)    Lump Sum Payment. Payments will be made in one (1) lump sum.

    (b)    Installment Payments. Payments will be made in either five (5) or ten (10) annual installments, as irrevocably elected by the Participant. Subject to Section 5.6, the initial payment shall be made on the Distribution Date following the Participant’s Retirement Date. The remaining installment payments shall be made in the form of cash each year thereafter (on each anniversary date of the initial payment), until the Participant’s entire Deferred Compensation Account has been paid. The amount of each installment payment shall be equal to the value of the the Participant’s Deferred Compensation Account on the last business day of January immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

    All benefits hereunder shall be paid from the Trust, as further described in Article IV.”